Exhibit 99.1

FORM 51-102F3

MATERIAL CHANGE REPORT

Item 1 Name and Address of Company

Digi Power X Inc.

218 NW 24th Street, 2nd Floor

Miami, Florida, 33127

Item 2 Date of Material Change

January 6, 2026

Item 3 News Release

The press release attached as Schedule “A” was released on January 6, 2026 through an approved Canadian newswire service.

Item 4 Summary of Material Change

The material change is described in the press release attached as Schedule “A”.

Item 5 Full Description of Material Change

The material change is described in the press release attached as Schedule “A”.

Item 6 Reliance of subsection 7.1(2) of National Instrument 51-102

Not applicable.

Item 7 Omitted Information

Not applicable.

Item 8 Executive Officer

Inquiries in respect of the material change referred to herein may be made to:

Michel Amar, Chief Executive Officer

T: 1-818-280-9758

E: michel@digihostblockchain.com

Item 9 Date of Report

January 6, 2026

SCHEDULE “A”

Digi Power X Announces 1,150% Year-over-Year Liquidity Growth and Provides Update on Implementation of First B200 GPU Cluster in Alabama with Plans to Begin Data Processing in Q1 2026

This news release constitutes a “designated news release” for the purposes of the Company’s amended and restated prospectus supplement dated November 18, 2025, to its short form base shelf prospectus dated May 15, 2025.

Miami, FL – January 6, 2026 – Digi Power X Inc. (“Digi Power X” or the “Company”) (Nasdaq: DGXX / TSXV: DGX), an innovative energy infrastructure company, today provided a comprehensive update concerning its financial position and the execution of its AI infrastructure strategy, highlighted by the beginning of deployment of its ARMS 200 Tier III modular data center platform, the completed implementation of its first NVIDIA B200 GPU cluster, the anticipated launch of its GPU-as-a-Service platform NeoCloudz expected in the first quarter of 2026 and the expansion of its intellectual property and global distribution partnerships. All monetary references are expressed in U.S. dollars unless otherwise indicated.

Year-over-Year Financial Liquidity Growth to Support AI Infrastructure Buildout

●	Digi Power X held cash, Bitcoin (“BTC”), Ethereum (“ETH”) and cash deposits of approximately $100 million as of January 1, 2026, as compared to approximately $8 million on January 1, 2025 (based on a BTC price of $88,732 as of January 1, 2026, and $94,420 as of January 1, 2025, per CoinMarketCap, and an ETH price of $3,000 as of January 1, 2026, and $3,354 as of January 1, 2026, per CoinMarketCap), broken out as follows:

●	Cash available: approximately $79 million

●	BTC and ETH holdings: approximately $15 million

●	Cash deposits: approximately $6 million

The increase from approximately $8 million in starting position on January 1, 2025 to approximately $100 million on January 1, 2026 represents an increase in liquidity of 1,150%. This robust liquidity growth positions Digi Power X to carry out the rollout of its 2026 AI infrastructure development plan, which includes the planned deployment of high-efficiency Tier III AI data centers and expansion of the Company’s power capacity across multiple U.S. sites.

●	The Company remains debt-free, a significant advantage in the capital-intensive AI infrastructure sector. Digi Power X’s financial discipline and strategic execution have allowed it to minimize interest rate risks, and the Company remains committed to self-funding and maintaining a clean balance sheet, underscoring its dedication to long-term growth while minimizing equity dilution for shareholders.

ARMS 200 Deployment Beginning in Q1 2026

Digi Power X plans to begin deployment of its ARMS 200 (AI-Ready Modular Solution) platform in the first quarter of 2026 across its U.S. Tier III facilities. ARMS is the Company’s standardized, modular AI data center architecture designed for:

●	High-density GPU cluster integration;

●	Liquid cooling and low-latency networking;

●	Tier III redundancy across all pathways; and

●	Multi-megawatt scalability at each location.

The ARMS platform is the backbone of Digi Power X’s transition from cryptocurrency mining to AI-optimized critical load infrastructure.

First B200 GPU Cluster Being Installed in Alabama

The first ARMS 200 modular data center system has arrived at the Company’s Alabama site and is currently being installed for testing and commissioning. The system is now undergoing initial setup and operational validation as part of Digi Power X’s broader deployment program for high-density, liquid-cooled AI infrastructure. Upon completion of testing, the ARMS 200 will be prepared for live operations and customer workloads.

NeoCloudz to Go Live in Q1 2026

Digi Power X’s on-demand compute platform, NeoCloudz, is expected to launch in the first quarter of 2026.

NeoCloudz is designed to provide scalable access to GPU compute for:

●	AI startups;

●	Enterprise AI/ML teams;

●	Research institutions; and

●	Developers and HPC workloads.

Built on a Supermicro enterprise-grade backbone and integrated directly into the ARMS modular architecture, the Company expects NeoCloudz will operate as a unified GPU-as-a-Service platform across Digi Power X’s Tier III facilities.

About Digi Power X

Digi Power X is an innovative energy infrastructure company that develops Tier III-certified modular AI data centers and drives the expansion of sustainable energy assets.

For further information, please contact:

Michel Amar, Chief Executive Officer

Digi Power X Inc.

www.digipowerx.com

Investor Relations

T: 888-474-9222

Email: IR@digihostpower.com

Cautionary Statement

Trading in the securities of the Company should be considered highly speculative. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein. Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Statements

Except for the statements of historical fact, this news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) that are based on expectations, estimates and projections as at the date of this news release and are covered by safe harbors under Canadian and United States securities laws. Forward-looking information in this news release includes information about the Company’s expectations concerning the potential further improvements to profitability and efficiency across the Company’s operations, including, as a result of the Company’s expansion efforts, potential for the Company’s long-term growth and clean energy strategy, and the business goals and objectives of the Company. Factors that could cause actual results to differ materially from those described in such forward-looking information include, but are not limited to: delivery of equipment and implementation of systems may not occur on the timelines anticipated by the Company or at all; future capital needs and uncertainty of additional financing; share dilution resulting from equity issuances; risks relating to the strategy of maintaining and increasing Bitcoin holdings and the impact of depreciating Bitcoin prices on working capital; effects on Bitcoin prices as a result of the most recent Bitcoin halving; development of additional facilities and installation of infrastructure to expand operations may not be completed on the timelines anticipated by the Company, or at all; ability to access additional power from the local power grid and realize the potential of the clean energy strategy on terms which are economic or at all; a decrease in cryptocurrency pricing, volume of transaction activity or generally, the profitability of cryptocurrency mining; further improvements to profitability and efficiency may not be realized; development of additional facilities to expand operations may not be completed on the timelines anticipated by the Company; ability to access additional power from the local power grid; an increase in natural gas prices may negatively affect the profitability of the Company’s power plant; the digital currency market; the Company’s ability to successfully mine digital currency on the cloud; the Company may not be able to profitably liquidate its current digital currency inventory, or at all; a decline in digital currency prices may have a significant negative impact on the Company’s operations; the volatility of digital currency prices; and other related risks as more fully set out in the Annual Information Form of the Company and other documents disclosed under the Company’s filings at www.sedarplus.ca and www.SEC.gov/EDGAR. The forward-looking information in this news release reflects the current expectations, assumptions and/or beliefs of the Company based on information currently available to the Company. In connection with the forward-looking information contained in this news release, the Company has made assumptions about, among other things, the current profitability in mining cryptocurrency (including pricing and volume of current transaction activity); profitable use of the Company’s assets going forward; the Company’s ability to profitably liquidate its digital currency inventory as required; historical prices of digital currencies and the ability of the Company to mine digital currencies on the cloud will be consistent with historical prices; the ability to maintain reliable and economical sources of power to run its cryptocurrency mining assets; the negative impact of regulatory changes in the energy regimes in the jurisdictions in which the Company operates; and there will be no regulation or law that will prevent the Company from operating its business. The Company has also assumed that no significant events occur outside of the Company's normal course of business. Although the Company believes that the assumptions inherent in the forward-looking information are reasonable, forward-looking information is not a guarantee of future performance and accordingly undue reliance should not be put on such information due to the inherent uncertainties therein. The Company undertakes no obligation to revise or update any forward-looking information other than as required by applicable law.

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